                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Ace Cash Express, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                             ACE CASH EXPRESS, INC.
                         1231 GREENWAY DRIVE, SUITE 800
                               IRVING, TEXAS 75038
                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 15, 1999

                              ---------------------


To the Shareholders of ACE Cash Express, Inc.:

         The Annual Meeting of Shareholders of ACE Cash Express, Inc., a Texas corporation (the "Company"), will be held at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, on November 15, 1999, at 10:00 a.m., Dallas, Texas time, for the following purposes:

         (1) To elect six directors to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified;

         (2) to consider and vote upon a proposal to increase the number of shares of Common Stock authorized for issuance under the Company's 1997 Stock Option Plan from 900,000 shares to 1,215,000 shares; and

         (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on September 27, 1999, are entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of shareholders entitled to vote at the meeting will be available for examination at the Company's corporate offices, at 1231 Greenway Drive, Suite 800, Irving, Texas 75038, for ten days before the meeting.

         Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required if the proxy is mailed in the United States. Your prompt response will reduce the time and expense of solicitation. Any shareholder that returns a proxy may revoke it by voting in person at the meeting.


                                            By order of the Board of Directors,


                                            Jay B. Shipowitz
                                            Secretary

Irving, Texas
October 15, 1999

                             ACE CASH EXPRESS, INC.
                         1231 GREENWAY DRIVE, SUITE 800
                               IRVING, TEXAS 75038

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 15, 1999

                              ---------------------

         This Proxy Statement is furnished to shareholders of ACE Cash Express, Inc., a Texas corporation (the "Company"), in connection with the solicitation, at the Company's expense and on behalf of the Board of Directors of the Company, of proxies to be used at the Annual Meeting of Shareholders of the Company to be held November 15, 1999 (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting, and not revoked. Any shareholder giving such a proxy may revoke it at any time before it is voted by written revocation delivered to the Company's Secretary, by voting in person at the Annual Meeting, or by giving a later proxy. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about October 15, 1999.

         Included with this Proxy Statement are copies of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1999 ("fiscal 1999"). The Annual Report to Shareholders is not part of the proxy solicitation material.

TABLE OF CONTENTS

                                                                                                                PAGE
         Outstanding Capital Stock............................................................................... 2
         Quorum and Voting....................................................................................... 2
         Solicitation of Proxies; Action to be Taken at Meeting...................................................2
         Security Ownership of Certain Beneficial Owners and Management...........................................3
         Directors and Executive Officers.........................................................................5
                  Board of Directors..............................................................................5
                  Directors.......................................................................................5
                  Committees, Meetings, and Compensation of Members of the Board of Directors.....................6
                  Compliance with Section 16(a) of the Securities Exchange Act of 1934............................8
                  Executive Officers..............................................................................8
         Executive Compensation...................................................................................9
                  Summary Compensation Table......................................................................9
                  Senior Management Bonus Plan....................................................................9
                  Stock Options..................................................................................10
                  Compensation Committee Interlocks and Insider Participation....................................10
                  Compensation Committee Report on Executive Compensation........................................11
                  Change-in-Control Severance Agreement..........................................................13
         Stock Performance Chart.................................................................................14
         Proposal to Amend ACE Cash Express, Inc. 1997 Stock Option Plan.........................................14
                  Background and Summary of Terms................................................................14
                  Tax Status of Stock Options....................................................................16
                  Required Vote..................................................................................17
         Relationship with Independent Public Accountants........................................................17
         Shareholder Proposals for 2000 Annual Meeting...........................................................17
         Miscellaneous...........................................................................................18

                            OUTSTANDING CAPITAL STOCK

         The record date for shareholders entitled to vote at the Annual Meeting is September 27, 1999. At the close of business on that date, the Company had issued, outstanding and entitled to vote at the Annual Meeting 10,063,805 shares of Common Stock, $.01 par value per share ("Common Stock").

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of all outstanding shares of the Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, affirmative votes equal to at least (i) a plurality of the votes cast at the Annual Meeting in person or by proxy is required for the election of directors, and (ii) a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve any other matter. In deciding all questions, each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held in such shareholder's name on the record date. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Where nominee record holders do not vote on specific matters because they did not receive specific instructions on such matters from the beneficial owners of such shares ("broker non-votes"), such broker non-votes will not be included in vote totals and, as such, will have no effect on any proposal.

             SOLICITATION OF PROXIES; ACTION TO BE TAKEN AT MEETING

         The accompanying proxy for the Annual Meeting is solicited on behalf of the Board of Directors. The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, and telegram by the Company's directors, officers, and employees. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses they incur in connection therewith.

         When shareholders have appropriately specified how their proxies should be voted, the proxies will be voted accordingly. Unless the shareholder otherwise specifies therein, the accompanying proxy will be voted (i) for the election as directors of the Company of the six persons named under the caption "Directors and Executive Officers -- Board of Directors," (ii) for the proposal to increase the total number of shares of Common Stock authorized to be issued under the Company's 1997 Stock Option Plan, as amended (the "1997 Option Plan"), and (iii) at the discretion of the proxy holders, with respect to any other matter or business that may properly come before the Annual Meeting. The Board of Directors does not know of any such other matter or business.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of September 27, 1999, by each person the Company knows to beneficially own more than 5% of the outstanding Common Stock, each of the Company's directors, the Named Executive Officers (as defined in "Executive Compensation -- Summary Compensation Table" below), and all directors and executive officers as a group. The Company believes each such shareholder has sole voting and dispositive power over the shares held, except as otherwise indicated.

                                                                               PERCENTAGE OF COMMON
                                                SHARES OF COMMON STOCK          STOCK BENEFICIALLY
                                                  BENEFICIALLY OWNED                  OWNED
                                                ----------------------         -------------------
Raymond C. Hemmig                                       693,125(1)                     6.9%
10000 N. Central Expressway, Suite 1060
Dallas, Texas 75231

Donald H. Neustadt                                      909,026(2)                     9.0%
1231 Greenway Drive, Suite 800
Irving, Texas 75038

Howard W. Davis                                          19,666(3)                      (9)

Marshall B. Payne                                       230,005(4)                     2.3%

Edward W. Rose III                                    1,109,322(5)                    11.0%
500 Crescent Court, Suite 250
Dallas, Texas 75201

Charles Daniel Yost                                      24,166(6)                      (9)

Raymond E. McCarty                                      182,088(7)                     1.8%

Jay B. Shipowitz                                         32,639(8)                      (9)

Greenbriar Partners, Ltd.                               828,482(10)                    8.2%
1901 North Akard
Dallas, Texas 75201

Robert Fleming Inc.                                     770,371(11)                    7.7%
320 Park Avenue, 11th Floor
New York, NY 10022

Peter H. Kamin                                          573,300(12)                    5.7%
One Financial Center, Suite 1600
Boston, Massachusetts 02111

Edwin H. Morgens                                        502,500(13)                    5.0%
10 East 50th Street
New York, New York 10022

All directors and executive officers as a             3,200,038(14)                   31.8%
group (8 persons)

(1) Includes 11,250 shares Mr. Hemmig holds as custodian for his children, 11,250 shares held for the Hemmig Family Trust and options to purchase 28,325 shares exercisable within 60 days of the date of this Proxy Statement.
(2) Includes 63,750 shares held by KLN Foundation, a private charitable foundation of which Mr. Neustadt is one of three officers. Mr. Neustadt shares voting and dispositive power with those other foundation officers. Mr. Neustadt disclaims beneficial ownership of the shares held by KLN Foundation. Also includes options to purchase 8,107 shares exercisable within 60 days of the date of this Proxy Statement.
(3) Includes options to purchase 12,916 shares exercisable within 60 days of the date of this Proxy Statement.
(4) Includes 24,120 shares owned by Scout Ventures, a Texas general partnership of which Mr. Payne is a general partner ("Scout"); Mr. Payne shares voting and dispositive power over the shares held by Scout with the other partners of Scout. Also includes options to purchase 19,666 shares exercisable within 60 days of the date of this Proxy Statement.
(5) Includes 894,005 shares of Common Stock owned by Mr. Rose and options to purchase 19,666 shares exercisable within 60 days of the date of this Proxy Statement. Also includes shares owned by the following persons:
          a) Evelyn P. Rose, the wife of Mr. Rose - 115,341 shares
          b) Lela Helen Rose, the daughter of Mr. & Mrs. Rose - 21,705 shares
          c) William E. Rose, the son of Mr. and Mrs. Rose - 21,705 shares
          d) Kaiser-Francis Oil Company - 27,675 shares.
          e) Ruth Kaiser Nelson - 9,225 shares.
     Mr. Rose might be considered to share dispositive power with each of these persons over the shares of Common Stock owned by that person. Mr. Rose, however, disclaims beneficial ownership of any of the shares owned by each of these persons.
(6) Consists of options to purchase 24,166 shares exercisable within 60 days of the date of this Proxy Statement.
(7) Includes options to purchase 17,080 shares exercisable within 60 days of the date of this Proxy Statement.
(8) Includes options to purchase 30,539 shares exercisable within 60 days of the date of this Proxy Statement.
(9)  Less than 1%.
(10) Includes 4,500 shares held by Mr. Frederick E. Rowe, Jr., the general partner of Greenbriar Partners, Ltd. ("Greenbriar"). As general partner, Mr. Rowe has the power to manage Greenbriar's operations, including the shared right with Greenbriar to vote and dispose of the 808,982 shares of Common Stock Greenbriar holds. Mr. Rowe has sole voting and dispositive power over the 4,500 shares he holds. Also includes an additional 15,000 shares owned by the Rowe Family Partnership, of which Mr. Rowe is a general partner.
(11) Robert Fleming Inc. is a registered investment adviser with shared voting and dispositive power over these shares.
(12) Includes 46,650 shares held by Mr. Peter Kamin, the general partner of Peak Investment Limited Partnership ("Peak"), Petrus Fund LP ("Petrus") and Pleiades. As general partner, Mr. Kamin has the discretionary authority to manage Peak's, Petrus' and Pleiades' operations, including the shared right with Peak, Petrus or Pleiades, as the case may be, to vote and dispose of the 526,650 shares of Common Stock that Peak, Petrus, and Pleiades hold. Mr. Kamin has sole voting and dispositive power over the 46,650 shares he holds.
(13) These shares consist of shares beneficially held by Morgens Waterfall Vintiadis Investments N.V. ("MWV"), Betje Partners ("Betje"), Phaeton International, N.V. ("Phaeton"), and Phoenix Partners ("Phoenix"). Betje, Phaeton, and Phoenix have sole voting and dispositive power over 106,200, 171,225, and 225,075 shares; respectively. Mr. Bruce Waterfall, 610 Fifth Avenue, New York, New York 10020, could be deemed a beneficial owner of these shares of Common Stock because of direct and indirect interests he holds in the Morgens Group.
(14) See Notes (1) through (8).

                        DIRECTORS AND EXECUTIVE OFFICERS

BOARD OF DIRECTORS

         Six directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than six persons. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee is currently a director of the Company. Each nominee has expressed his intention to serve the entire term for which election is sought.

         The Board of Directors' nominees for the office of director are as follows:

                                                         YEAR FIRST
                                       AGE             BECAME DIRECTOR
                                       ---             ---------------
Raymond C. Hemmig                      49                   1988
Donald H. Neustadt                     50                   1987
Howard W. Davis                        54                   1995
Marshall B. Payne                      42                   1987
Edward W. Rose III                     58                   1987
Charles Daniel Yost                    50                   1996


DIRECTORS

         Raymond C. Hemmig has served as the Chairman of the Board of the Company since September 1988. From September 1988 to October 1994, Mr. Hemmig also served as the Company's Chief Executive Officer. Mr. Hemmig serves as a director of the National Association of Check Cashers and was the founding President of the Texas Association of Check Cashers, Inc. Since June 1994, Mr. Hemmig also has served as a director of Restoration Hardware, Inc., a publicly held retail company. Since December 1995, Mr. Hemmig has served as the Chairman of the Board and Chief Executive Officer of Retail & Restaurant Growth Capital L.P., a licensed Small Business Investment Corporation and a provider of financing to emerging retail and restaurant companies. Since February 1996, Mr. Hemmig has served as a director of Party City, Inc., a publicly held retail company. Mr. Hemmig also serves as a director of various private companies. From 1990 until May 1994, Mr. Hemmig also served as a director of On The Border Cafes, Inc., a publicly held restaurant chain. From 1985 to September 1988, Mr. Hemmig was a partner and co-founder of Hemmig & Martin, a consulting firm to clients in the food service, retail, and franchise industries.

         Donald H. Neustadt has served as the President and Chief Executive Officer of the Company since November 1994 and as a director of the Company since January 1987. Mr. Neustadt served as the Company's President and Chief Operating Officer from January 1987 to November 1994. From 1972 to January 1987, Mr. Neustadt served in various capacities with Associates Corporation of North America ("Associates NA") and its affiliates, including as President of Associates Financial Express, Inc. ("Associates Financial"), a money order company; as Senior Vice President and Controller of Associates Diversified Services, Inc., which owned a consumer credit card bank, a savings and loan and Associates Financial; as Vice President of Strategic Planning for Associates NA; and as Controller of Consumer Operations and a systems manager for Associates Financial Services, a consumer finance company. Mr. Neustadt also currently serves as a director of a private company.

         Howard W. Davis has served as a director of the Company since February 1995. Since 1993, Mr. Davis has managed his personal investments, served as a consultant for a number of companies, and worked on a volunteer basis for several civic and charitable organizations. From 1981 to 1993, Mr. Davis served as the President and Chief Executive Officer of Dallas-based Tracy Locke, Inc., a major national advertising and public relations firm.

         Marshall B. Payne has served as a director of the Company since 1987. Since 1983, Mr. Payne has been Vice President of Cardinal Investment Company, Inc., an investment management firm. In addition, he serves as a director of Restoration Hardware, Inc., a publicly held retail company, as a director of LBP, Inc., formerly engaged in the manufacturing of home improvement products, and as a director of various private companies.

         Edward W. Rose III has served as a director of the Company since 1987. Since 1974, Mr. Rose has been the President and sole shareholder of Cardinal Investment Company, Inc. In addition, Mr. Rose serves as Chairman of the Board of Drew Industries, Inc., an aluminum window manufacturer, and of LBP, Inc., formerly engaged in the manufacturing of home improvement products, and as a director of various private companies.

         Charles Daniel Yost has served as a director of the Company since August 1996. In March 1998, Mr. Yost joined Allegiance Telecom, Inc. as President and Chief Operating Officer. From July 1997 to March 1998, Mr. Yost was President and Chief Operating Officer of NETCOM On-line Communications Systems, Inc., an Internet service provider. From 1994 to 1997, Mr. Yost served as President of the Southwest Region of AT&T Wireless Services, Inc., a provider of cellular telephone service. From 1991 to June 1994, Mr. Yost served as President of the Southwest Region for McCaw Cellular Communications/LIN Broadcasting. In addition, Mr. Yost serves as a director of a privately held architectural services provider.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE.

COMMITTEES, MEETINGS, AND COMPENSATION OF MEMBERS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has an Audit Committee and a Compensation Committee to assist the Board of Directors in carrying out its duties.

         The Audit Committee's duties include:

              o  Engaging auditors and determining their compensation;

              o Making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent auditors, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

              o Meeting periodically with the Company's management and auditors to discuss internal accounting and financial controls; and

              o Initiating and supervising any special investigation it deems necessary regarding the Company's accounting and financial policies and controls.

Messrs. Rose and Yost are currently the Audit Committee members.

         The Compensation Committee's primary functions are to:

              o  Establish and administer the Company's compensation policies;

              o Administer the 1997 Option Plan and the Company's Non-Employee Directors Stock Option Plan (the "Directors Option Plan"), and administer the remaining options outstanding under the Company's 1987 Stock Option Plan (under which no more options may be granted); and

              o Oversee the administration of other employee benefit plans and fringe benefits paid to or provided for the Company's officers. See "Executive Compensation -- Compensation Committee Report on Executive Compensation."

Messrs. Davis and Payne are the Compensation Committee members.

         In fiscal 1999, the directors attended at least 75% of the meetings of the Board of Directors and all the meetings of committees of the Board of Directors of which they are members. During fiscal 1999, the Board of Directors held four meetings, the Audit Committee held two meetings, and the Compensation Committee held two meetings.

         The Company has no nominating committee. The entire Board of Directors is responsible for selecting nominees for election as directors.

         Each outside director (currently each director other than Messrs. Hemmig and Neustadt) receives $1,250 per calendar quarter as a retainer, $1,500 for attendance at each Board of Directors meeting, and $500 for attendance at each meeting of a committee of the Board of Directors that is not held in conjunction with a Board of Directors meeting.

         Under the Directors Option Plan:

              o Each non-employee director elected to the Board of Directors who has not previously served as a director of the Company is automatically granted, on the date of his election, an option to purchase 11,250 shares of Common Stock; and

              o Each non-employee director serving on December 1 of each year is automatically granted an option on that date to purchase 5,000 shares of Common Stock.

The number of shares subject to the automatic annual grant from December 1, 1995 through December 1, 1997 was 6,750; on August 17, 1998, the Board of Directors reduced that number to 5,000, beginning December 1, 1998. The Directors Option Plan requires that the exercise price of each option must be equal to the closing price of the Common Stock on The Nasdaq Stock Market on the date the option is granted.

         Under the Directors Option Plan:

              o An option to purchase 11,250 shares of Common Stock at an exercise price of $3.66 per share was granted to Mr. Davis in March 1995 relating to his election to the Board of Directors;

              o Each of Mr. Davis, Mr. Payne, and Mr. Rose was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $4.11 per share on December 1, 1995;

              o An option to purchase 11,250 shares of Common Stock at an exercise price of $5.56 per share was granted to Mr. Yost when he was elected to the Board of Directors in August 1996;

              o Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $7.00 per share on December 1, 1996;

              o Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $12.42 per share on December 1, 1997; and

              o Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $13.25 per share on December 1, 1998.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes in ownership of Common Stock. SEC regulations require such directors, executive officers, and greater than 10% shareholders to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 1999, directors, executive officers, and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

         NAME                               POSITION
         ----                               --------

         Raymond C. Hemmig                 Chairman of the Board

         Donald H. Neustadt                President and Chief Executive Officer

         Raymond E. McCarty                Senior Vice President - Operations
                                           President - ACE Franchise Group

         Jay B. Shipowitz                  Senior Vice President,
                                           Chief Financial Officer,
                                           Secretary and  Treasurer


         See "-- Directors" above for business experience information concerning Messrs. Hemmig and Neustadt.

         Raymond E. McCarty, age 57, has served as Senior Vice President Operations of the Company since 1985. In April 1996, Mr. McCarty was appointed President of ACE's Franchise Group. From 1982 to 1985, Mr. McCarty served as Division Vice President of Associates NA and was responsible for organizing Associates NA's first home improvement loan portfolio acquisition and for establishing an automobile lending program. From 1963 to 1982, Mr. McCarty served in various capacities with an affiliate of Barclays American Corporation, including as an area director for a seven-state region. The Board of Directors appointed Mr. McCarty, and he serves at its discretion.

         Jay B. Shipowitz, age 36, has served as Senior Vice President and Chief Financial Officer of the Company since May 1997. He also serves as a director of the National Association of Check Cashers. From July 1996 to May 1997, Mr. Shipowitz served as Senior Vice President and Chief Financial Officer of USDATA Corporation, a software company, in Richardson, Texas. From June 1993 to July 1996, Mr. Shipowitz served as Vice President of Finance and Administration and Chief Financial Officer of Westinghouse Security Systems, Inc., a residential security company, in Dallas, Texas. From 1987 to 1993, Mr. Shipowitz worked at Price Waterhouse in Baltimore, Maryland, in various positions, the last of which was senior manager. From 1985 to 1987, Mr. Shipowitz worked at KPMG Peat Marwick in Greensboro, North Carolina. The Board of Directors appointed Mr. Shipowitz, and he serves at its discretion.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation paid or accrued for services rendered to the Company for the last three fiscal years by the Chief Executive Officer ("CEO") and each of the executive officers of the Company whose total annual salary and bonus for fiscal 1999 exceeded $100,000 (collectively with the CEO, the "Named Executive Officers"):




                                             Annual Compensation                   Long-Term Compensation
                                      -----------------------------------        ------------------------------
                                                                                        Awards         Payouts
                                                                                 -------------------- ---------
                                                                      Other
                                 Year                                 Annual     Restricted    Securities     LTIP      All Other
                                 Ended                             Compensation    Stock       Underlying    Payouts   Compensation
Name and Principal Position     June 30,    Salary($)    Bonus($)    ($)(1)       Awards(S)  Options/SARs(#)   ($)        ($)
                                --------    ---------    --------  ------------  ----------  --------------- -------   ------------

Donald H. Neustadt                 1999     273,563     212,911      13,654          --           10,275         --        --
(President and Chief               1998     248,012     166,700      13,654          --           16,458         --        --
Executive Officer)                 1997     229,254     191,360      13,735          --               --         --        --

Raymond E. McCarty                 1999     171,866     106,931      13,812          --            6,703         --        --
(Senior Vice President             1998     155,812      83,200      13,812          --           10,618         --        --
-Operations)                       1997     138,590      92,667      13,584          --            3,900         --        --

Jay B. Shipowitz                   1999     167,222     104,447      13,823          --            6,710         --        --
(Senior Vice President,            1998     150,275      84,900      13,823          --            9,955         --        --
Chief Financial Officer            1997      11,538      10,313       1,015          --           41,250         --        --
Secretary and Treasurer)



------------------------------------------------

(1)      Includes a cash car allowance of $9,000 annually.

SENIOR MANAGEMENT BONUS PLAN

         The compensation table above includes bonuses paid under the Senior Management Bonus Plan (the "Bonus Plan") for fiscal 1999. Under the Bonus Plan, if the Company achieved a 25% increase in pre-tax earnings for fiscal 1999 compared to the fiscal year ended June 30, 1998, target bonuses would be paid to the Named Executive Officers and certain other members of management. A total of $500,000 was paid to the Named Executive Officers and other participating members of management. See "- Compensation Committee Report on Executive Compensation" below.

STOCK OPTIONS

         The following table provides information on stock option grants to the Named Executive Officers under the 1997 Option Plan during fiscal 1999:

                                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                                         AT ASSUMED ANNUAL RATES OF
                                                                                                          STOCK PRICE APPRECIATION
                                         INDIVIDUAL GRANTS                                                  FOR OPTION TERM (2)
----------------------------------------------------------------------------------------------------     --------------------------
                                   NUMBER OF          % OF TOTAL
                                  SECURITIES         OPTIONS/SARS
                                  UNDERLYING          GRANTED TO        EXERCISE OR
                                 OPTIONS/SARS        EMPLOYEES IN       BASE PRICE       EXPIRATION
           NAME                       (#)             FISCAL YEAR         ($/SH)            DATE         5% ($) (3)      10% ($)(3)
----------------------------     ------------        ------------       -----------      ----------      -----------     ----------
Donald H. Neustadt(1)               10,275               2.89               13.1875       09/03/08         85,216            215,955

Raymond E. McCarty(1)                6,703               1.88               13.1875       09/03/08         55,592            140,880

Jay B. Shipowitz(1)                  6,710               1.88               13.1875       09/03/08         55,650            141,027

(1) Options become exercisable in four equal annual installments. The exercise price of each option is equal to the closing price per share of the Common Stock on The Nasdaq Stock Market on the date the option was granted. Each option was granted under the 1997 Option Plan.
(2) The values shown in these columns reflect growth rate assumptions the SEC prescribes. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the Common Stock's future performance and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(3) These values represent the difference between the assumed appreciation in the Common Stock's market value at the date of grant and the exercise price of the options.

         The following table provides information on the stock options/SARs that the Named Executive Officers held at June 30, 1999:

                                                                         NUMBER OF
                                                                         SECURITIES              VALUE OF
                                                                         UNDERLYING             UNEXERCISED
                                                                        UNEXERCISED            IN-THE-MONEY
                                                                        OPTIONS/SARS          OPTIONS/SARS AT
                                                                       AT FY-END (#)            FY-END ($)*
                                  SHARES               VALUE           -------------            -----------
                                ACQUIRED ON          REALIZED          EXERCISABLE/            EXERCISABLE/
          NAME                 EXERCISE (#)            ($)            UNEXERCISABLE           UNEXERCISABLE
--------------------------     --------------     ---------------    -------------------    --------------------
Donald H. Neustadt                   0                  0               4,114/22,619           10,833/42,137

Raymond E. McCarty                17,725             236,898           13,130/15,967          106,514/36,281

Jay B. Shipowitz                   1,900              11,067           28,087/27,928          180,336/118,910

--------------------------
         * Based on the closing price on The Nasdaq Stock Market of the Common
Stock on June 30, 1999 of $14.125 per share.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Howard W. Davis and Marshall B. Payne are, and were during fiscal 1999, the members of the Compensation Committee. Neither of the members of the Compensation Committee was during fiscal 1999, or has ever been, an officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee has furnished the following report on the Company's executive compensation program. The report describes the Compensation Committee's compensation policies applicable to the Company's executive officers and provides specific information regarding the CEO's compensation.

         Non-employee members of the Company's Board of Directors review all decisions the Compensation Committee makes relating to the Company's executive officers' compensation. The Compensation Committee makes decisions about, and recommends to the Board of Directors, grants or awards under the 1997 Option Plan.

         Compensation Policy. The Compensation Committee's overall policy regarding compensation of the Company's executive officers is to provide salary levels and compensation incentives that attract and retain qualified individuals in key positions, that recognize individual performance and the Company's performance, and that support the Company's objective of achieving sustained improvements in its financial condition, operating results, and market position. The Compensation Committee attempts to implement this policy by paying the Company's executive officers slightly above average compensation with an emphasis on performance-related pay. The Company's objective is to pay its executive officers competitively in base pay and automobile allowances compared with similarly situated executives at comparable companies, and then to give the executive an incentive by providing the executive officers the opportunity to earn significantly higher than average performance based compensation. The performance-based compensation is made up of awards under the Bonus Plan and stock options under the 1997 Option Plan.

         In determining executive officer compensation, the Compensation Committee considers the Company's performance as compared to its budget; each individual officer's experience level, level of responsibility, and performance as compared to the budgeted performance goals for such officer; the Company's growth; and cash flow performance. Individual salaries are reviewed every 9 to 15 months and, based on evaluations of individual performance, are adjusted in accordance with budgeted compensation guidelines the Board of Directors has established for all officers.

         Base Salaries and Allowances. The Compensation Committee determines the base pay and allowances for the CEO and reviews the compensation of the Company's other officers as determined by the CEO. In this determination or review, as the case may be, as a basis for comparison, the Compensation Committee attempts to determine the base salaries and allowances of similarly situated executives in comparable companies. The Compensation Committee identifies such comparable companies, in its discretion, after considering a broad range of factors, including levels of revenues, geographic regions of operations, growth, and industry (e.g., service versus manufacturing). Then the Compensation Committee determines a base salary and automobile allowance that is comparable with that which such similarly situated executives at the comparable companies would be paid.

         Performance Pay. The Compensation Committee determines the performance-based compensation for the CEO and reviews the performance-based compensation of the Company's other executive officers as determined by the CEO. In this determination or review, as the case may be, if the Company's executive officers have performed in accordance with the Compensation Committee's expectations as described above, the Compensation Committee ensures the CEO and the other senior executives are provided with above average (as compared to similarly situated executives at comparable companies) performance-based bonuses through the Bonus Plan and stock options through the 1997 Option Plan.

         Senior Management Bonus Plan. The Bonus Plan is an incentive program for the Named Executive Officers and certain other members of management. The Bonus Plan's goal is to place a portion of the participants' annual compensation at risk to encourage and reward performance that meets or exceeds the Company's expectations. Under the Bonus Plan, at the beginning of the fiscal year, the Compensation Committee recommends, and the Board of Directors approves, the current fiscal year plan.

         For the Named Executive Officers and certain other members of management to earn 100% of their targeted bonuses for the current fiscal year, the Company must achieve a 25% increase in pre-tax earnings for the fiscal year ending June 30, 2000 compared to the fiscal year ended June 30, 1999. The Named Executive Officers and certain other members of management begin earning their bonuses when the Company achieves a 15% increase in pre-tax earnings for the fiscal year ending June 30, 2000 compared to the fiscal year ended June 30, 1999. To the extent the Company exceeds the targeted increase in pre-tax earnings of 1%, the bonus pool would be increased $26,000 for each 1% increase over the targeted increase in pre-tax earnings of 25%.

         Stock Options. The Compensation Committee grants stock options under the 1997 Option Plan to encourage and facilitate personal stock ownership by officers and key employees, including the CEO, thus strengthening their commitment to the Company and encouraging a longer-term perspective to their responsibilities. This feature of the Company's compensation program directly links officers' and key employees' interests with those of the Company's shareholders. The Compensation Committee reviews grants of stock options to the Company's officers and considers the value and benefit of such options during its review of such officers' overall compensation packages. The Compensation Committee's policy is to grant stock option awards based on individual performance and the potential for the option recipient to contribute to the Company's future success. Under the 1997 Option Plan, the Compensation Committee may grant either incentive or non-qualified options, but typically grants incentive stock options because of the tax advantages to the optionees resulting from the grant of such options. The Compensation Committee generally grants options under the 1997 Option Plan that expire in 10 years and become exercisable in equal installments over a four-year period. The Compensation Committee believes that such limitations provide those holding options with incentives to remain in the employment of the Company, while also providing a performance incentive that can provide direct benefits within a relatively short period of time.

         CEO Compensation. In accordance with the policies described above in this report, the fiscal 1999 base salary of Mr. Neustadt was established at $273,563. The Compensation Committee believed that this salary was within the range of salaries paid to chief executive officers of comparable companies in October 1998, when it was established. This salary, which constituted an increase of approximately 10% of the salary that had been set for Mr. Neustadt in fiscal 1998, reflected the Committee's assessment of Mr. Neustadt's past performance and anticipated future contributions to the Company. Mr. Neustadt has overseen the Company's operations since November 1994, and has served a key role in the expansion of the various kinds of business that the Company conducts and in its growth strategy, including major acquisitions. He is thoroughly familiar with the consumer or retail financial services industry and would (the Compensation Committee believed) continue to lead the Company's growth and success. In accordance with the terms of the Bonus Plan, Mr. Neustadt received a bonus of $212,911 in fiscal 1999. Mr. Neustadt was also granted options under the 1997 Option Plan to acquire 10,275 shares of Common Stock. See "-- Stock Options" above.


              The Compensation Committee of the Board of Directors

                                 Howard W. Davis
                                Marshall B. Payne

CHANGE-IN-CONTROL SEVERANCE AGREEMENTS

         The Compensation Committee and the Board of Directors of the Company recognized that, as is the case with most publicly held companies, the possibility of a change in control exists. To help assure continuity of experienced and qualified management of the Company, the Compensation Committee recommended, and the Board of Directors authorized and approved, a Change-in-Control Executive Severance Agreement ("Severance Agreement") with each of Mr. Neustadt, Mr. McCarty, and Mr. Shipowitz (each an "Executive"). All of the Severance Agreements, the terms of which are substantially identical, were entered into on August 20, 1998.

         Each Severance Agreement obligates the Company to provide severance benefits to the Executive if his employment with the Company and its subsidiaries is terminated, within 24 months after a Change in Control, either
(i) by the Company for any reason other than Cause or the Executive's disability or (ii) by the Executive for Good Reason. "Change in Control," as defined in the Severance Agreement, includes (a) the acquisition (other than from the Company) of 25% or more of the outstanding voting securities of the Company by any person or group of persons, (b) a change in the Board of Directors such that the persons who were directors at the beginning of any two-year period (and any new director whose election was approved by at least two-thirds of the directors who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board of Directors, or (c) a reorganization, merger, or consolidation of the Company, or the shareholders' approval of the sale or substantially all the assets of the Company, other than in certain circumstances described in the Severance Agreement. "Cause," as defined in the Severance Agreement, includes the Executive's continued failure to perform his duties after notice from the Board of Directors or his engaging in conduct that materially injures the Company. "Good Reason," as defined in the Severance Agreement, includes a material reduction of the Executive's compensation or benefits; a material reduction in the Executive's position, authority, or responsibilities; a forced relocation of the Executive's office by more than 50 miles; or the failure of any successor to the Company to expressly assume the Company's obligations under the Severance Agreement.

         The severance benefits under the Severance Agreement are (i) a payment equal to two and one-half times the sum of the Executive's base salary, annual bonus, and car allowance, (ii) the accelerated vesting of outstanding stock options, and (iii) the continuation of insurance benefits for 30 months after termination of employment. The payment is to be made in two equal installments, the first promptly after the termination of employment, and the second on the first anniversary of the termination of employment; the second installment is subject to offset by the Company if the Executive violates the noncompetition covenant or the nondisclosure covenant in the Severance Agreement. The severance benefits are limited to the amount that may be paid or provided to the Executive without making an "excess parachute payment" under federal tax laws.

         The Company is obligated to pay the Executive's legal fees and other expenses incurred in connection with any good-faith enforcement or defense of his rights under the Severance Agreement.

         Each Severance Agreement will be effective until (i) any termination of the Executive's employment before a Change-in-Control or (ii) June 30, 2000 or any subsequent year if the Company or the Executive gives at least six months' notice of termination.

                             STOCK PERFORMANCE CHART

         The following chart compares the return on the Common Stock with the NASDAQ Market Index and a financial services peer group (consisting of Cash America International, Inc.; EZ Corp, Inc.; First Cash, Inc.; H&R Block, Inc; and World Acceptance Corp.) for the period from June 30, 1994 through June 30, 1999. The comparison assumes that $100 was invested on June 30, 1994, and assumes reinvestment of dividends and distributions.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR MARKETS


                                   ------------------------------ FISCAL YEAR ENDING ------------------------------

COMPANY/INDEX/MARKET                6/30/1994    6/30/1995     6/28/1996     6/30/1997     6/30/1998     6/30/1999

Ace Cash Express                      100.00       114.06        184.38        234.26        484.67        396.87

Customer Selected Stock List          100.00       107.99         89.28         93.26        123.72        144.28

NASDAQ Market Index                   100.00       117.28        147.64        177.85        235.75        330.37



         PROPOSAL TO AMEND ACE CASH EXPRESS, INC. 1997 STOCK OPTION PLAN

BACKGROUND AND SUMMARY OF TERMS

         In August 1997 the Board of Directors of the Company adopted, and in November 1997 the shareholders of the Company approved, the 1997 Option Plan, under which options may be granted to key employees of the Company and its subsidiaries for the purchase of shares of Common Stock. On September 23, 1999, the Board of Directors adopted an amendment to the 1997 Option Plan to increase the number of shares of Common Stock that may be issued upon exercise of options granted under that plan from 900,000 shares to 1,215,000 shares; the proposed increase will permit the Company to continue to provide incentive to key employees of the Company by aligning their interests directly with those of the Company's shareholders. At the Annual Meeting, the Company's shareholders will be asked to approve that amendment to the 1997 Option Plan.

         The following description of the 1997 Option Plan is only a summary; it does not purport to be a complete or detailed description of all of the provisions of the 1997 Option Plan. A copy of the 1997 Option Plan will be furnished by the Company to any shareholder upon written request to the Secretary of the Company at the Company's executive offices.

         The 1997 Option Plan permits the grant of options to the key employees (including officers) of the Company and its subsidiaries to purchase shares of Common Stock. The eligible key employees are those employees whose performance and responsibilities are determined by the Compensation Committee of the

Board of Directors (the "Compensation Committee") to be influential to the success of the Company and its subsidiaries. Approximately 100 of the Company's employees may participate in the 1997 Option Plan.

         The Compensation Committee administers and interprets the 1997 Option Plan. In that capacity, the Compensation Committee has complete discretion, within the limits set forth in the 1997 Option Plan, to determine the terms of the options granted, including the term of, the number of shares subject to, the exercise price of, and the form of consideration payable upon exercise of each such option. The Compensation Committee is constituted in a manner intended to comply with the requirements of Rule 16b-3 under the Exchange Act, relating to the disinterested administration of employee benefit plans. Members of the Compensation Committee receive no additional compensation for their services in connection with the administration of the 1997 Option Plan.

         Each option granted under the 1997 Option Plan is evidenced by a written stock option agreement between the Company and the option holder. The specific terms of any individual option granted may vary, but only to the extent permitted by the terms of the 1997 Option Plan.

         The term of an option granted under the 1997 Option Plan may not exceed ten years from the date of grant of that option. The options granted under the 1997 Option Plan are generally for the maximum ten-year period.

         Full payment for shares purchased upon exercise of an option must be made at the time of exercise, and no shares may be issued until full payment is made. The exercise price of each option is payable in cash or by check or, if the option agreement with the Company so provides, in shares of Common Stock at the fair market value per share on the date of exercise.

         Though the Compensation Committee has discretion to determine the terms of the exercise of any option, options are generally exercisable in equal annual installments over a four-year period. All installments that become exercisable are generally cumulative and may be exercised at any time after they become exercisable until the expiration of the term of the option. Incentive stock options and, unless otherwise specified in the applicable option agreements, nonqualified stock options may not be transferred other than by will or by the laws of descent and distribution. If an optionee dies or becomes permanently disabled before the termination of his option without having totally exercised the option, the option may be exercised, to the extent that the optionee could have exercised it on the date of his death or disability, by (i) in the case of death, his estate or the person who acquired the right to exercise the option by bequest or inheritance, or (ii) in the case of disability, the optionee or his personal representative, provided that the option is exercised before the date of the expiration of the option or 180 days after the date of the optionee's death or disability, whichever occurs first.

         Both incentive stock options and nonqualified stock options may be granted under the 1997 Option Plan. The 1997 Option Plan requires that the exercise price of each incentive stock option be at least 100% of the fair market value of the Common Stock at the time of the grant of the option. No incentive stock option, however, may be granted under the 1997 Option Plan to anyone who owns more than 10% of the outstanding Common Stock unless the exercise price is at least 110% of the fair market value of the Common Stock at the date of grant and the option is not exercisable for more than five years after it is granted. There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted incentive stock options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An option (or an installment thereof) counts against this annual limitation only in the calendar year in which it first becomes exercisable.

         Unless the Board of Directors terminates it sooner, the 1997 Option Plan will terminate on August 4, 2007, and no options may be granted under the 1997 Option Plan thereafter. The Board of Directors or the Compensation Committee may amend, alter or discontinue the 1997 Option Plan without the shareholders' approval, except that the Board of Directors or the Compensation Committee does not have the power or authority to materially increase the number of securities that may be issued under the 1997 Option Plan or to materially modify the requirements of eligibility for participation in the 1997 Option Plan. The Board of Directors or the Compensation Committee, however, may make appropriate adjustments in the number of shares the 1997 Option Plan covers, in the number of outstanding options, and in the option exercise prices to reflect any stock dividend, stock split, share combination or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or similar transaction involving the Company.

         As of September 27, 1999, options to purchase a total of 736,566 shares of Common Stock under the 1997 Option Plan (excluding expired or terminated options) had been granted, options to purchase a total of 6,669 shares had been exercised, options to purchase a total of 729,897 shares were outstanding, and a total of 163,434 shares were available for future option grants. As of September 27, 1999, the total market value of all shares of Common Stock subject to outstanding options was $10,583,506.50 (based upon the closing price of the Common Stock of $14.50 per share as reported on The Nasdaq Stock Market on that date).

TAX STATUS OF STOCK OPTIONS

         The Compensation Committee may provide for an option under the 1997 Option Plan to qualify either as an incentive stock option ("ISO") or as a nonqualified stock option for United States federal income tax purposes.

         Incentive Stock Options. All stock options that qualify under the rules of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will be entitled to ISO treatment. To receive ISO treatment, an optionee must not dispose of the acquired stock within two years after the option is granted or within one year after exercise. In addition, the individual must have been an employee of the Company for the entire time from the date of grant of the option until three months (or one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the acquired stock will be entitled to capital gain treatment. The employee's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

         If an employee does not meet the two-year and one-year holding requirement (a "disqualifying disposition"), but does meet all other requirements, tax will be imposed at the time of sale of the acquired stock, but the employee's gain on exercise will be treated as ordinary income, rather than capital gain, and the Company will get a corresponding deduction at the time of sale in an amount equal to the income that the employee would have recognized on exercise of the option. Any remaining gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock. If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includible in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

         An option agreement with the Company may permit payment for stock upon the exercise of an ISO to be made with other shares of Common Stock. In such a case, in general, if an employee uses stock acquired pursuant to the exercise of an ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO.

         Nonqualified Options. In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a nonqualified option, an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option exercise price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in any tax deduction to the Company.

         The foregoing statements are based upon present federal income tax laws and regulations are subject to change if the tax laws and regulations, or interpretations thereof, are changed.

REQUIRED VOTE

         The favorable vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting in person or by proxy is required to approve the proposed amendment to the 1997 Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1997 OPTION PLAN.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP served as the independent auditors of the Company for fiscal 1999 and has been selected by the Board of Directors as the independent auditors of the Company for the current fiscal year. One or more representatives of Arthur Andersen LLP are expected to attend the Annual Meeting, at which they will have an opportunity to make a statement and will respond to appropriate questions from shareholders.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         An eligible shareholder who wishes to submit a proposal to be included in the Company's proxy materials for the 2000 Annual Meeting of Shareholders must submit it, in accordance with the SEC's Rule 14a-8, so that it is received by the Company's Secretary, at the Company's principal executive offices, on or before June 18, 2000.

         A shareholder who wishes to make a proposal at the 2000 Annual Meeting of Shareholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in the Company's proxy materials) must give written notice of that proposal to the Company's Secretary, at the Company's principal executive offices, by September 1, 2000. If a shareholder fails to timely give that notice, then the persons named as proxies in the proxy cards solicited by the Company's Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion.

                                  MISCELLANEOUS

         All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and executive officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and executive officers. All information relating to any beneficial owner of more than 5% of the Common Stock is based upon information contained in reports filed by such owner with the SEC.

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED JUNE 30, 1999 FILED WITH THE SEC PURSUANT TO SECTION 13 OR 15(D) OF THE EXCHANGE ACT TO ANY SHAREHOLDER (INCLUDING ANY BENEFICIAL OWNER) UPON WRITTEN REQUEST TO INVESTOR RELATIONS/CORPORATE COMMUNICATIONS, 1231 GREENWAY DRIVE, SUITE 800, IRVING, TEXAS 75038. A COPY OF THE EXHIBITS TO SUCH REPORT WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST THEREFOR AND PAYMENT OF A NOMINAL FEE.


                                 By order of the Board of Directors,


                                 Jay B. Shipowitz
                                 Secretary

Irving, Texas
October 15, 1999

                             ACE CASH EXPRESS, INC.

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 15, 1999

         I (i) acknowledge receipt of the Notice of Annual Meeting of Shareholders of Ace Cash Express, Inc., a Texas corporation (the "Company"), to be held on Monday, November 15, 1999, at 10:00 a.m., Dallas time, at the Four Seasons Hotel, 4150 North MacArthur Blvd., Irving, Texas 75038, and the Proxy Statement in connection therewith; and (ii) appoint Raymond C. Hemmig and Donald
H. Neustadt, and each of them, my proxies with full power of substitution, for and in my name, place and stead, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in my name, or with respect to which I am entitled to vote and act, at the meeting and at any adjournment thereof, and I direct that this proxy be voted as indicated on the other side.

         I hereby revoke any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratify and confirm all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.


THIS PROXY WILL BE VOTED AS INDICATED BELOW. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN (OR EITHER OF THEM) REGARDING ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


                     IMPORTANT: SIGN AND DATE ON OTHER SIDE


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
1. Election of Directors

    FOR all nominees                         WITHHOLD
  listed to the right                        AUTHORITY
  (except as marked                      to vote for all
   to the contrary)                        to the right
    [  ]                                      [  ]

   Nominees:  Raymond C. Hemmig, Donald H. Neustadt, Howard W. Davis,
              Marshall B. Payne, Edward W. Rose III, and Charles Daniel Yost

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

   -----------------------------------------------------------------------------

2. The proposal to increase the number of shares of Common Stock authorized for issuance under the Company's 1997 Stock Option Plan from 900,000 shares to 1,215,000 shares.

               FOR                       AGAINST                    ABSTAIN
              [   ]                       [   ]                      [   ]



3. In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment thereof.


                                      Date: ________________________1999


                                      ------------------------------------------
                                      Signature of Shareholder

                                      ------------------------------------------
                                      Printed Name of Shareholder

                                      ------------------------------------------
                                      Title, if applicable


                                       Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, a duly authorized officer should sign the proxy. EACH JOINT TENANT SHOULD SIGN.


PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED





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